Exhibit 99.1

GAUCHO GROUP HOLDINGS ANNOUNCES COMPLETION OF REVERSE STOCK SPLIT

Strategic Move Aims to Enhance Stock Marketability and Attract Institutional Investment

MIAMI, FL / May 1, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced the completion of its reverse stock split, which took effect at 12:01 a.m. on May 1, 2024. This corporate action follows the detailed announcement made on April 29, 2024, and is part of a broader strategy to enhance stockholder value and ensure compliance with Nasdaq listing standards.

Accompanying this corporate action, Scott Mathis, CEO and Founder of Gaucho Holdings, has addressed stockholders directly in a letter filed with the SEC as a Current Report on Form 8-K, detailing the rationale behind the reverse stock split. The letter outlines several key reasons for the reverse split, reaffirming the Company’s commitment to strategic adjustments aimed at protecting and enhancing stockholder investments.

Scott Mathis commented: “It is our mission to protect your investment and find ways to bring value back to our stockholders. This reverse split addresses several critical issues that have affected our stock, such as past dilutions linked to convertible notes and potential naked short selling. Key benefits of this strategic move include regaining compliance with Nasdaq listing requirements, making our stock marginable, and potentially attracting investment from major funds. Moreover, it aids in reducing our float, increasing the possibility of a short squeeze on positive developments, and improving our standing in financial indices such as the Russell 2000. Each of these steps is designed to enhance the stability and visibility of our shares in the capital markets.”

The reverse split aims to realign the company’s share structure, making it more appealing to a broader range of institutional investors and enhancing overall market stability. By reducing the number of outstanding shares, the company not only expects to meet the Nasdaq’s listing criteria but also to improve the marginability of its shares, potentially increasing investor interest and flexibility.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com